                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     Intellectual  Property Security  Agreement (this  "Agreement")  dated as of
February 6, 2003, by and among iDial Networks,  Inc., a Nevada  corporation (the
"Company"),  and the  secured  parties  signatory  hereto  and their  respective endorsees, transferees and assigns (collectively, the "Secured Party").

                              W I T N E S S E T H :

     WHEREAS, pursuant to a Securities Purchase Agreement,  dated as of February
6, 2003  between  Company  and the  Secured  Party (the  "Purchase  Agreement"),
Company  has  agreed to issue to the  Secured  Party and the  Secured  Party has agreed to purchase  from Company  certain of Company's  12% Secured  Convertible
Debentures,  due one year from the date of issue (the  "Debentures"),  which are convertible  into shares of Company's  Common  Stock,  par value $.005 per share
(the "Common Stock"). In connection  therewith,  Company shall issue the Secured
Party  certain  Common Stock  purchase  warrants  dated as of the date hereof to purchase  the number of shares of Common  Stock  indicated  below  each  Secured
Party's name on the Purchase Agreement (the "Warrants"); and

     WHEREAS,  in order to induce the Secured Party to purchase the  Debentures,
Company has agreed to execute and  deliver to the Secured  Party this  Agreement for the  benefit  of the  Secured  Party  and to  grant  to it a first  priority security interest in certain Intellectual Property (defined below) of Company to secure the prompt payment, performance and discharge in full of all of Company's obligations under the Debentures and exercise and discharge in full of Company's obligations under the Warrants; and

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Defined Terms. Unless otherwise defined herein,  terms which are defined in the Purchase  Agreement and used herein are so used as so defined;  and the following terms shall have the following meanings:

     "Software Intellectual Property" shall mean:

     (a)  all software programs  (including all source code, object code and all related  applications  and data files),  whether now owned,  upgraded, enhanced,  licensed or leased or  hereafter  acquired by the  Company, above;

     (b)  all computers and  electronic  data  processing  hardware and firmware associated therewith;

     (c)  all  documentation  (including flow charts,  logic diagrams,  manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding clauses (a) and (b); and

     (d)  all rights with respect to all of the  foregoing,  including,  without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions,  replacements,  additions,  or model conversions of any of the foregoing.

     "Copyrights" shall mean (a) all copyrights,  registrations and applications for registration,  issued or filed,  including any reissues,  extensions or renewals  thereof,  by or with the United  States  Copyright  Office or any similar  office or agency of the United States,  any state thereof,  or any other country or political  subdivision  thereof, or otherwise,  including, all rights in and to the material  constituting the subject matter thereof, including,  without  limitation,  any referred to in Schedule B hereto, and
     (b) any rights in any material which is copyrightable or which is protected by common law,  United States  copyright laws or similar laws or any law of any State,  including,  without  limitation,  any  thereof  referred  to in
     Schedule B hereto.

     "Copyright  License" shall mean any agreement,  written or oral,  providing for a grant by the  Company of any right in any  Copyright,  including,  without limitation, any thereof referred to in Schedule B hereto.

     "Intellectual   Property"   shall   means,   collectively,   the   Software
Intellectual Property, Copyrights, Copyright Licenses, Patents, Patent Licenses,
Trademarks, Trademark Licenses and Trade Secrets.

     "Obligations"  means all of the Company's  obligations under this Agreement and the Debentures,  in each case, whether now or hereafter existing,  voluntary or  involuntary,  direct or  indirect,  absolute or  contingent,  liquidated  or unliquidated,  whether or not jointly owed with others,  and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such  obligations or liabilities that are paid, to the extent  all or any part of such  payment is avoided  or  recovered  directly  or indirectly  from the  Secured  Party as a  preference,  fraudulent  transfer  or otherwise as such obligations may be amended, supplemented,  converted, extended or modified from time to time.

     "Patents"  shall mean (a) all  letters  patent of the United  States or any other  country  or any  political  subdivision  thereof,  and all  reissues  and extensions thereof,  including,  without limitation,  any thereof referred to in
Schedule B hereto,  and (b) all  applications  for letters  patent of the United
States and all divisions, continuations and continuations-in-part thereof or any other country or any political subdivision,  including,  without limitation, any thereof referred to in Schedule B hereto.

     "Patent  License"  shall  mean all  agreements,  whether  written  or oral, providing for the grant by the Company of any right to manufacture,  use or sell any invention covered by a Patent,  including,  without limitation,  any thereof referred to in Schedule B hereto.

     "Security  Agreement" shall mean the a Security  Agreement,  dated the date hereof between Company and the Secured Party.

     "Trademarks" shall mean (a) all trademarks,  trade names,  corporate names, company names, business names,  fictitious business names, trade styles, service marks,  logos  and  other  source  or  business  identifiers,  and the  goodwill associated  therewith,  now  existing  or  hereafter  adopted or  acquired,  all registrations  and  recordings  thereof,  and  all  applications  in  connection therewith,  whether in the United States  Patent and Trademark  Office or in any
similar  office or agency of the United  States,  any state thereof or any other country or any political subdivision thereof, or otherwise,  including,  without limitation,  any thereof referred to in Schedule B hereto, and (b) all reissues, extensions or renewals thereof.

     "Trademark  License" shall mean any agreement,  written or oral,  providing for the  grant by the  Company  of any  right to use any  Trademark,  including, without limitation, any thereof referred to in Schedule B hereto.

     "Trade  Secrets" shall mean common law and statutory  trade secrets and all other  confidential  or  proprietary  or  useful  information  and all  know-how obtained by or used in or  contemplated  at any time for use in the  business of the Company (all of the foregoing being  collectively  called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form,  including all documents and things embodying,  incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade
Secret license referred to in Schedule B hereto,  and including the right to sue for  and to  enjoin  and  to  collect  damages  for  the  actual  or  threatened misappropriation  of any Trade Secret and for the breach or  enforcement  of any such Trade Secret license.

2.   Grant of Security Interest. In accordance with Section 3(m) of the Security
     Agreement,  to secure the  complete  and timely  payment,  performance  and discharge  in  full,  as the case may be,  of all of the  Obligations,  the
     Company  hereby,  unconditionally  and  irrevocably,  pledges,  grants  and hypothecates  to the Secured  Party, a continuing  security  interest in, a continuing  first  lien  upon,  an  unqualified  right  to  possession  and disposition of and a right of set-off against,  in each case to the fullest extent permitted by law, all of the Company's right,  title and interest of whatsoever  kind  and  nature  in  and to the  Intellectual  Property  (the
     "Security Interest").

3.   Representations and Warranties. The Company hereby represents and warrants, and covenants and agrees with, the Secured Party as follows:

     (a)  The Company has the requisite  corporate  power and authority to enter into  this  Agreement  and  otherwise  to  carry  out its  obligations thereunder. The execution,  delivery and performance by the Company of this  Agreement  and the filings  contemplated  therein have been duly authorized by all  necessary  action on the part of the Company and no further action is required by the Company.  This Agreement constitutes a legal,  valid and binding  obligation of the Company  enforceable in accordance with its terms,  except as enforceability may be limited by bankruptcy,  insolvency,  reorganization,  moratorium  or similar laws affecting the enforcement of creditor's rights generally.

     (b)  The Company  represents  and warrants that it has no place of business or offices where its respective  books of account and records are kept
          (other  than   temporarily   at  the  offices  of  its   attorneys  or
          accountants)  or places where the  Intellectual  Property is stored or located, except as set forth on Schedule A attached hereto;

     (c)  The Company is the sole owner of the Intellectual Property (except for non-exclusive  licenses  granted by the Company in the ordinary course of  business),  free  and  clear  of any  liens,  security  interests, encumbrances,  rights or claims,  and is fully authorized to grant the
          Security Interest in and to pledge the Intellectual Property. There is not on file in any  governmental  or regulatory  authority,  agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing  (other than those that have been filed in favor of the Secured  Party  pursuant to
          this  Agreement)   covering  or  affecting  any  of  the  Intellectual
          Property.  So long as this Agreement  shall be in effect,  the Company shall not execute and shall not knowingly  permit to be on file in any such office or agency any such  financing  statement or other document or instrument  (except to the extent filed or recorded in favor of the
          Secured Party pursuant to the terms of this  Agreement),  except for a financing  statement covering assets acquired by the Company after the date  hereof,  provided  that the value of the  Intellectual  Property covered by this Agreement along with the Collateral (as defined in the
          Security Agreement) is equal to at least 150% of the Obligations.

     (d)  The  Company  shall at all times  maintain  its books of  account  and records relating to the  Intellectual  Property at its principal place of business and its  Intellectual  Property at the locations set forth on  Schedule A  attached  hereto  and may not  relocate  such books of account and records  unless it delivers to the Secured  Party at least
          30 days prior to such relocation (i) written notice of such relocation and the new location  thereof (which must be within the United States)
          and (ii)  evidence that the  necessary  documents  have been filed and recorded  and other  steps  have been taken to  perfect  the  Security
          Interest to create in favor of the Secured Party valid,  perfected and continuing  first priority liens in the  Intellectual  Property to the extent they can be perfected through such filings.

     (e)  This Agreement  creates in favor of the Secured Party a valid security interest  in  the  Intellectual  Property  securing  the  payment  and performance of the Obligations  and, upon making the filings  required hereunder,  a  perfected  first  priority  security  interest  in such
          Intellectual  Property to the extent that it can be perfected  through such filings.

     (f)  Upon  request of the  Secured  Party,  the Company  shall  execute and deliver any and all agreements,  instruments, documents, and papers as the Secured Party may request to evidence the Secured Party's security interest in the  Intellectual  Property  and the  goodwill and general intangibles of the Company  relating  thereto or represented  thereby, and the Company hereby appoints the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes,  all acts of such attorney being hereby ratified and confirmed;  such power being coupled with an interest is  irrevocable  until the  Obligations have been fully satisfied and are paid in full.

     (g)  The  execution,  delivery and  performance  of this Agreement does not conflict  with or cause a breach or default,  or an event that with or without the passage of time or notice,  shall  constitute  a breach or default,  under any  agreement  to which the  Company is a party or by which the Company is bound. No consent (including, without limitation, from stock  holders or  creditors  of the Company) is required for the
          Company to enter into and perform its obligations hereunder.

     (h)  The  Company  shall at all  times  maintain  the  liens  and  Security
          Interest  provided for hereunder as valid and perfected first priority liens and  security  interests  in the  Intellectual  Property  to the extent they can be perfected  by filing in favor of the Secured  Party until  this  Agreement  and  the  Security  Interest  hereunder  shall terminate  pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons.  The Company shall safeguard and protect  all  Intellectual  Property  for the  account of the  Secured
          Party.  Without limiting the generality of the foregoing,  the Company shall pay all fees, taxes and other amounts  necessary to maintain the
          Intellectual  Property and the Security  Interest  hereunder,  and the
          Company  shall  obtain and furnish to the  Secured  Party from time to time, upon demand,  such releases and/or  subordinations of claims and liens which may be required to maintain  the  priority of the Security
          Interest hereunder.

     (i)  The Company will not transfer, pledge, hypothecate,  encumber, license
          (except  for  non-exclusive  licenses  granted  by the  Company in the ordinary course of business),  sell or otherwise dispose of any of the
          Intellectual Property without the prior written consent of the Secured
          Party.

     (j)  The  Company  shall,  within  ten  (10)  days of  obtaining  knowledge thereof,  advise the Secured Party promptly,  in sufficient detail, of any  substantial  change  in  the  Intellectual  Property,  and of the occurrence of any event which would have a material  adverse effect on the  value of the  Intellectual  Property  or on the  Secured  Party's
          security interest therein.

     (k)  The Company shall permit the Secured Party and its representatives and agents to inspect the  Intellectual  Property at any time, and to make copies of records  pertaining to the  Intellectual  Property as may be requested by the Secured Party from time to time.

     (l)  The Company will take all steps  reasonably  necessary  to  diligently pursue and seek to preserve,  enforce and collect any rights,  claims,
          causes  of  action  and   accounts   receivable   in  respect  of  the
          Intellectual Property.

     (m)  The Company  shall  promptly  notify the Secured  Party in  sufficient detail upon becoming aware of any attachment,  garnishment,  execution or other legal process levied against any Intellectual Property and of any other  information  received  by the Company  that may  materially affect the value of the Intellectual  Property,  the Security Interest or the rights and remedies of the Secured Party hereunder.

     (n)  All  information  heretofore,  herein  or  hereafter  supplied  to the
          Secured  Party by or on  behalf of the  Company  with  respect  to the
          Intellectual  Property  is  accurate  and  complete  in  all  material respects as of the date furnished.

     (o)  Schedule A attached hereto contains a list of all of the  subsidiaries of Company.

     (p)  Schedule B attached hereto includes all Licenses,  and all Patents and
          Patent  Licenses,  if any,  owned by the Company in its own name as of the  date  hereof.  Schedule  B hereto  includes  all  Trademarks  and
          Trademark Licenses, if any, owned by the Company in its own name as of the  date  hereof.  Schedule  B hereto  includes  all  Copyrights  and
          Copyright Licenses, if any, owned by the Company in its own name as of the date  hereof.  Schedule B hereto  includes  all Trade  Secrets and
          Trade  Secret  Licenses,  if any,  owned by the Company as of the date hereof. To the best of the Company's knowledge,  each License, Patent,
          Trademark, Copyright and Trade Secret is valid, subsisting, unexpired, enforceable  and  has not  been  abandoned.  Except  as set  forth  in
          Schedule B, none of such Licenses, Patents, Trademarks, Copyrights and
          Trade Secrets is the subject of any licensing or franchise  agreement.
          To the  best of the  Company's  knowledge,  no  holding,  decision  or judgment has been rendered by any Governmental Body which would limit, cancel or question  the validity of any  License,  Patent,  Trademark,
          Copyright  and Trade  Secrets . No action or proceeding is pending (i)
          seeking to limit,  cancel or question  the  validity  of any  License,
          Patent,  Trademark,  Copyright  or Trade  Secret,  or (ii)  which,  if adversely  determined,  would  have a material  adverse  effect on the value of any License,  Patent,  Trademark,  Copyright or Trade Secret.
          The Company has used and will continue to use for the duration of this
          Agreement,  proper  statutory notice in connection with its use of the
          Patents, Trademarks and Copyrights and consistent standards of quality
          in  products  leased  or  sold  under  the  Patents,   Trademarks  and
          Copyrights.

     (q)  With respect to any Intellectual Property:

          (i)  such  Intellectual  Property  is  subsisting  and  has  not  been adjudged invalid or unenforceable, in whole or in part;

          (ii) such Intellectual Property is valid and enforceable;

          (iii)the Company has made all necessary  filings and  recordations  to protect its interest in such  Intellectual  Property,  including, without  limitation,  recordations of all of its interests in the
               Patents,  Patent Licenses,  Trademarks and Trademark  Licenses in
               the   United   States   Patent  and   Trademark   Office  and  in
               corresponding  offices throughout the world and its claims to the
               Copyrights and Copyright  Licenses in the United States Copyright
               Office and in corresponding offices throughout the world;

          (iv) other  than as set  forth  in  Schedule  B,  the  Company  is the exclusive owner of the entire and unencumbered  right,  title and interest in and to such  Intellectual  Property  and no claim has been made that the use of such Intellectual Property infringes on the asserted rights of any third party; and

          (v)  the Company has  performed  and will continue to perform all acts and has paid all  required  fees and taxes to  maintain  each and every  item of  Intellectual  Property  in full  force and effect throughout the world, as applicable.

     (r)  Except with respect to any  Trademark  or  Copyright  that the Company shall  reasonably  determine is of  negligible  economic  value to the
          Company, the Company shall

          (i)  maintain each Trademark and Copyright in full force free from any claim of  abandonment  for  non-use,  maintain as in the past the quality of products and services  offered under such Trademark or
               Copyright;   employ  such   Trademark  or   Copyright   with  the
               appropriate  notice  of  registration;  not adopt or use any mark which is  confusingly  similar or a colorable  imitation  of such
               Trademark  or Copyright  unless the Secured  Party shall obtain a perfected  security  interest  in  such  mark  pursuant  to  this
               Agreement;  and not (and not permit any  licensee or  sublicensee thereof  to) do any act or  knowingly  omit to do any act whereby any Trademark or Copyright may become invalidated;

          (ii) not,  except with respect to any Patent that it shall  reasonably determine is of negligible  economic  value to it, do any act, or omit to do any act,  whereby any Patent may become  abandoned  or dedicated; and

          (iii)notify the Secured Party  immediately if it knows,  or has reason to know,  that any  application or  registration  relating to any
               Patent, Trademark or Copyright may become abandoned or dedicated, or  of  any  adverse  determination  or  development  (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and
               Trademark Office,  United States Copyright Office or any court or tribunal in any country)  regarding  its ownership of any Patent,
               Trademark  or  Copyright  or its right to register the same or to keep and maintain the same.

(s)  Whenever  the  Company,  either by itself or through  any agent,  employee, licensee or designee, shall file an application for the registration of any
     Patent,  Trademark or Copyright with the United States Patent and Trademark
     Office,  United States  Copyright Office or any similar office or agency in any other country or any political subdivision thereof or acquire rights to any new Patent,  Trademark or Copyright  whether or not registered,  report such filing to the Secured  Party within five  business days after the last day of the fiscal quarter in which such filing occurs.

(t)  The Company  shall take all  reasonable  and  necessary  steps,  including, without  limitation,  in any proceeding before the United States Patent and
     Trademark  Office,  United States Copyright Office or any similar office or agency  in any other  country  or any  political  subdivision  thereof,  to
     maintain  and  pursue  each   application   (and  to  obtain  the  relevant
     registration) and to maintain each registration of the Patents,  Trademarks and Copyrights,  including, without limitation,  filing of applications for renewal, affidavits of use and affidavits of incontestability.

(u)  In the event  that any  Patent,  Trademark  or  Copyright  included  in the
     Intellectual  Property is infringed,  misappropriated or diluted by a third party, promptly notify the Secured Party after it learns thereof and shall, unless  it shall  reasonably  determine  that  such  Patent,  Trademark  or
     Copyright is of negligible  economic  value to it, which  determination  it shall promptly report to the Secured Party,  promptly sue for infringement, misappropriation  or dilution,  to seek injunctive relief where appropriate and to recover any and all damages for such infringement,  misappropriation or  dilution,  or take  such  other  actions  as it shall  reasonably  deem appropriate  under the  circumstances to protect such Patent,  Trademark or
     Copyright. If the Company lacks the financial resources to comply with this
     Section  3(t),  the  Company  shall so notify the  Secured  Party and shall cooperate fully with any enforcement action undertaken by the Secured Party on behalf of the Company.

4.   Defaults. The following events shall be "Events of Default":

     (a)  The  occurrence of an Event of Default (as defined in the  Debentures)
          under the Debentures;

     (b)  Any  representation or warranty of the Company in this Agreement or in the  Security  Agreement  shall  prove to have been  incorrect  in any material respect when made;

     (c)  The  failure  by  the  Company  to  observe  or  perform  any  of  its obligations  hereunder or in the Security  Agreement for ten (10) days after  receipt  by the  Company  of  notice of such  failure  from the
          Secured Party; and

     (d)  Any breach of, or default under, the Warrants.

5.   Duty To Hold In Trust.  Upon the  occurrence of any Event of Default and at any time thereafter,  the Company shall, upon receipt by it of any revenue, income or other sums  subject to the  Security  Interest,  whether  payable pursuant to the  Debentures or  otherwise,  or of any check,  draft,  note, trade  acceptance or other  instrument  evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall  forthwith endorse and transfer any such sums or instruments,  or both, to the Secured
     Party for application to the satisfaction of the Obligations.

6.   Rights and Remedies Upon Default.  Upon  occurrence of any Event of Default and at any time  thereafter,  the  Secured  Party  shall  have the right to exercise all of the remedies conferred  hereunder and under the Debentures, and the Secured  Party shall have all the rights and  remedies of a secured party under the UCC and/or any other  applicable law (including the Uniform
     Commercial Code of any jurisdiction in which any  Intellectual  Property is then  located).  Without  limitation,  the  Secured  Party  shall  have the following rights and powers:

     (a)  The  Secured  Party  shall  have the right to take  possession  of the
          Intellectual  Property and, for that purpose,  enter, with the aid and
          assistance  of  any  person,   any  premises  where  the  Intellectual
          Property,  or any part  thereof,  is or may be placed  and  remove the same,  and the Company shall  assemble the  Intellectual  Property and make it  available  to the Secured  Party at places  which the Secured
          Party shall reasonably  select,  whether at the Company's  premises or elsewhere,  and make available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the  Secured  Party  taking  possession  of,  removing  or putting the
          Intellectual Property in saleable or disposable form.

     (b)  The Secured  Party shall have the right to operate the business of the
          Company  using the  Intellectual  Property and shall have the right to assign,  sell,  lease or  otherwise  dispose of and deliver all or any part of the  Intellectual  Property,  at  public  or  private  sale or otherwise,  either with or without special conditions or stipulations, for cash or on  credit  or for  future  delivery,  in such  parcel  or parcels  and at such time or times and at such  place or  places,  and upon  such  terms  and  conditions  as  the  Secured  Party  may  deem commercially  reasonable,  all without (except as shall be required by applicable statute and cannot be waived)  advertisement or demand upon or notice to the Company or right of redemption of the Company,  which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Intellectual Property, the Secured Party may, unless prohibited by applicable  law which cannot be waived,  purchase all or any  part of the  Intellectual  Property  being  sold,  free  from and discharged of all trusts,  claims, right of redemption and equities of the Company, which are hereby waived and released.

7.   Applications  of Proceeds.  The  proceeds of any such sale,  lease or other disposition of the Intellectual  Property hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other  costs  incurred in  connection  therewith)  of the  Intellectual
     Property,  to the reasonable  attorneys' fees and expenses  incurred by the
     Secured  Party in enforcing its rights  hereunder  and in  connection  with collecting, storing and disposing of the Intellectual Property, and then to satisfaction  of the  Obligations,  and to the payment of any other amounts required by applicable  law, after which the Secured Party shall pay to the
     Company  any  surplus  proceeds.  If,  upon  the  sale,  license  or  other
     disposition  of  the  Intellectual   Property,  the  proceeds  thereof  are
     insufficient  to pay all  amounts  to which the  Secured  Party is  legally entitled,  the Company  will be liable for the  deficiency,  together  with interest  thereon,  at the rate of 15% per annum (the "Default Rate"),  and the  reasonable  fees of any  attorneys  employed by the  Secured  Party to collect such  deficiency.  To the extent  permitted by applicable  law, the
     Company  waives all claims,  damages and demands  against the Secured Party arising  out  of  the  repossession,  removal,  retention  or  sale  of the
     Intellectual  Property,  unless  due to the  gross  negligence  or  willful misconduct of the Secured Party.

8.   Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses  incurred in connection  with any filing  required  hereunder,
     including  without  limitation,  any  financing  statements,   continuation
     statements,  partial releases and/or termination statements related thereto or any expenses of any searches  reasonably  required by the Secured Party.
     The  Company  shall  also pay all other  claims  and  charges  which in the reasonable  opinion  of the  Secured  Party  might  prejudice,  imperil  or otherwise  affect  the  Intellectual  Property  or  the  Security  Interest
     therein.  The Company will also, upon demand,  pay to the Secured Party the amount of any and all reasonable  expenses,  including the reasonable  fees and  expenses of its  counsel  and of any  experts  and  agents,  which the
     Secured  Party may incur in  connection  with (i) the  enforcement  of this
     Agreement,  (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Intellectual Property, or (iii)
     the exercise or enforcement of any of the rights of the Secured Party under the Debentures. Until so paid, any fees payable hereunder shall be added to the  principal  amount of the  Debentures  and shall bear  interest  at the
     Default Rate.

9.   Responsibility   for  Intellectual   Property.   The  Company  assumes  all
     liabilities  and   responsibility   in  connection  with  all  Intellectual
     Property,  and the  obligations  of the  Company  hereunder  or  under  the
     Debentures  and the Warrants  shall in no way be affected or  diminished by reason of the loss, destruction, damage or theft of any of the Intellectual
     Property or its unavailability for any reason.

10.  Security  Interest  Absolute.  All  rights  of the  Secured  Party  and all
     Obligations of the Company hereunder,  shall be absolute and unconditional, irrespective  of:  (a)  any  lack of  validity  or  enforceability  of this
     Agreement,  the Debentures,  the Warrants or any agreement  entered into in connection  with the foregoing,  or any portion hereof or thereof;  (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the  Obligations,  or any other  amendment  or waiver of or any consent to any departure from the Debentures, the Warrants or any other agreement  entered into in connection with the foregoing;  (c)
     any exchange, release or nonperfection of any of the Intellectual Property, or any release or amendment  or waiver of or consent to departure  from any other  Intellectual  Property for, or any guaranty,  or any other security, for all or any of the  Obligations;  (d) any action by the Secured Party to obtain,  adjust,  settle and cancel in its sole  discretion  any  insurance claims or  matters  made or  arising in  connection  with the  Intellectual
     Property;  or (e) any other circumstance  which might otherwise  constitute any legal or equitable defense available to the Company,  or a discharge of all  or any  part  of the  Security  Interest  granted  hereby.  Until  the
     Obligations  shall have been paid and performed in full,  the rights of the
     Secured  Party shall  continue even if the  Obligations  are barred for any reason,  including,  without  limitation,  the  running  of the  statute of limitations  or  bankruptcy.  The  Company  expressly  waives  presentment, protest,  notice of protest,  demand,  notice of nonpayment  and demand for performance. In the event that at any time any transfer of any Intellectual
     Property or any payment  received by the Secured Party  hereunder  shall be deemed by final order of a court of competent  jurisdiction  to have been a voidable  preference  or  fraudulent  conveyance  under the  bankruptcy  or insolvency  laws of the United  States,  or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the
     Company's   obligations   hereunder  shall  survive  cancellation  of  this
     Agreement,  and shall not be  discharged  or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation  enforceable in accordance with the terms and provisions hereof.  The  Company  waives all right to  require  the  Secured  Party to proceed  against  any other  person or to apply any  Intellectual  Property which the Secured Party may hold at any time, or to marshal  assets,  or to pursue any other remedy.  The Company waives any defense  arising by reason of the application of the statute of limitations to any obligation  secured hereby.

11.  Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments  under the  Debentures  have been made in full and all other  Obligations  have been  paid or  discharged.  Upon such termination,  the Secured  Party,  at the request and at the expense of the
     Company,  will join in executing any termination  statement with respect to any financing statement executed and filed pursuant to this Agreement.

12.  Power of Attorney; Further Assurances.

     (a)  The Company  authorizes  the  Secured  Party,  and does  hereby  make, constitute  and  appoint  it,  and its  respective  officers,  agents, successors  or  assigns  with  full  power  of  substitution,  as  the
          Company's  true and lawful  attorney-in-fact,  with power,  in its own name or in the name of the  Company,  to,  after  the  occurrence  and during the continuance of an Event of Default,  (i) endorse any notes,
          checks,   drafts,  money  orders,  or  other  instruments  of  payment
          (including  payments  payable  under or in  respect  of any  policy of insurance) in respect of the Intellectual  Property that may come into possession  of the  Secured  Party;  (ii) to sign and  endorse any UCC financing  statement or any invoice,  freight or express bill, bill of
          lading,  storage  or  warehouse  receipts,   drafts  against  debtors,
          assignments,  verifications  and notices in connection  with accounts, and other documents  relating to the Intellectual  Property;  (iii) to
          pay  or  discharge   taxes,   liens,   security   interests  or  other
          encumbrances at any time levied or placed on or threatened against the
          Intellectual  Property;   (iv)  to  demand,   collect,   receipt  for,
          compromise,   settle  and  sue  for  monies  due  in  respect  of  the
          Intellectual Property; and (v) generally,  to do, at the option of the
          Secured Party, and at the Company's expense, at any time, or from time to time,  all acts and things which the Secured Party deems  necessary to protect,  preserve and realize upon the  Intellectual  Property and the Security Interest granted therein in order to effect the intent of this  Agreement,  the  Debentures  and the Warrants,  all as fully and effectually  as the Company might or could do; and the Company  hereby ratifies all that said attorney  shall lawfully do or cause to be done by virtue  hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

     (b)  On a continuing  basis, the Company will make,  execute,  acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction,  including,  without limitation, the jurisdictions  indicated on Schedule C, attached hereto,  all such instruments,  and take all such  action  as may  reasonably  be deemed necessary  or  advisable,  or as  reasonably  requested by the Secured
          Party,  to  perfect  the  Security   Interest  granted  hereunder  and
          otherwise to carry out the intent and purposes of this  Agreement,  or for  assuring  and  confirming  to the  Secured  Party  the  grant  or perfection of a security interest in all the Intellectual Property.

     (c)  The Company  hereby  irrevocably  appoints  the  Secured  Party as the
          Company's attorney-in-fact, with full authority in the place and stead of the  Company and in the name of the  Company,  from time to time in the Secured Party's discretion,  to take any action and to execute any instrument  which the Secured Party may deem necessary or advisable to accomplish the purposes of this  Agreement,  including the filing,  in its  sole  discretion,  of  one  or  more  financing  or  continuation statements and amendments thereto, relative to any of the Intellectual
          Property without the signature of the Company where permitted by law.

13.  Notices. All notices,  requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed  to have been duly  given  when (i) if  delivered  by hand,  upon receipt,  (ii) if sent by  facsimile,  upon  receipt  of proof  of  sending thereof,  (iii) if sent by nationally recognized overnight delivery service
     (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail,  return receipt  requested,  postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

      If to the Company:      iDial Networks, Inc.
                              10800 East Bethany Drive
                              Suite 380
                              Denver, Colorado 80014
                              Attention:  Mark T. Wood
                              Telephone:  281-465-3100
                              Facsimile:  281-292-8083

      With copies to:         Sichenzia Ross Friedman Ference LLP
                              1065 Avenue of the Americas, 21st Floor
                              New York, New York 10018
                              Attention:  Gregory Sichenzia, Esq.
                              Telephone:  (212) 930-9700
                              Facsimile:   (212) 930-9725
                              Email:  GSichenzia@srfllp.net

      If to the Secured Party:______________________________AJW Partners, LLC
                              AJW Offshore, Ltd.
                              AJW Qualified Partners, LLC
                              1044 Northern Boulevard
                              Suite 302
                              Roslyn, New York  11576
                              Attention:  Corey Ribotsky
                              Facsimile:  516-739-7115

      With copies to:         Ballard Spahr Andrews & Ingersoll, LLP
                              1735 Market Street, 51st Floor
                              Philadelphia, Pennsylvania  19103
                              Attention:  Gerald J. Guarcini, Esquire
                              Facsimile:  215-864-8999

14.  Other  Security.  To the extent that the  Obligations  are now or hereafter secured  by  property  other  than  the  Intellectual  Property  or by  the guarantee,  endorsement or property of any other person, firm,  corporation or other entity,  then the Secured Party shall have the right,  in its sole discretion, to pursue,  relinquish,  subordinate,  modify or take any other action with respect thereto,  without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

15.  Miscellaneous.

     (a)  No course of dealing  between the Company and the Secured  Party,  nor any failure to exercise,  nor any delay in exercising,  on the part of the Secured Party,  any right,  power or privilege  hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial  exercise of any right,  power or  privilege  hereunder  or thereunder  preclude  any other or  further  exercise  thereof  or the exercise of any other right, power or privilege.

     (b)  All of the rights and  remedies of the Secured  Party with  respect to the  Intellectual  Property,  whether  established  hereby  or by  the
          Debentures or by any other agreements,  instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

     (c)  This  Agreement  and the  Security  Agreement  constitute  the  entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior  negotiations,  understandings  and agreements with respect  thereto.  Except as specifically set forth in this  Agreement,  no  provision of this  Agreement  may be modified or amended except by a written agreement  specifically  referring to this
          Agreement and signed by the parties hereto.

     (d)  In the  event  that  any  provision  of this  Agreement  is held to be invalid,  prohibited  or  unenforceable  in any  jurisdiction  for any reason,  unless such  provision is narrowed by judicial  construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid,  prohibited or unenforceable provision had been more narrowly drawn  so as not  to be  invalid,  prohibited  or  unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid,  prohibited or unenforceable in any jurisdiction,  such provision, as to such jurisdiction, shall be ineffective to the extent
          of  such   invalidity,   prohibition   or   unenforceability   without
          invalidating  the  remaining  portion of such  provision  or the other provisions  of this  Agreement  and without  affecting the validity or enforceability  of such  provision  or the  other  provisions  of this
          Agreement in any other jurisdiction.

     (e)  No waiver of any breach or default or any right  under this  Agreement shall be  considered  valid  unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right,  whether of the same or similar nature or otherwise.

     (f)  This Agreement  shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

     (g)  Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

     (h)  This Agreement  shall be construed in accordance  with the laws of the
          State of New York,  except to the extent the  validity,  perfection or enforcement  of a  security  interest  hereunder  in  respect  of  any particular  Intellectual Property which are governed by a jurisdiction other than the State of New York in which case such law shall  govern.
          Each  of the  parties  hereto  irrevocably  submit  to  the  exclusive jurisdiction  of any New York  State or United  States  Federal  court sitting in Manhattan county over any action or proceeding  arising out of or  relating  to this  Agreement,  and the  parties  hereto  hereby irrevocably  agree  that all  claims  in  respect  of such  action  or proceeding  may be heard  and  determined  in such  New York  State or
          Federal  court.  The parties hereto agree that a final judgment in any such action or proceeding  shall be conclusive  and may be enforced in other  jurisdictions  by suit on the  judgment or in any other  manner provided by law. The parties  hereto  further  waive any  objection to venue  in the  State of New York and any  objection  to an  action  or proceeding  in the  State  of New  York  on the  basis  of  forum  non conveniens.

     (i)  EACH PARTY HERETO  HEREBY AGREES TO WAIVE ITS  RESPECTIVE  RIGHTS TO A
          JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION  BASED UPON OR ARISING  OUT
          OF THIS  AGREEMENT.  THE SCOPE OF THIS  WAIVER IS  INTENDED  TO BE ALL
          ENCOMPASSING  OF ANY DISPUTES  THAT MAY BE FILED IN ANY COURT AND THAT
          RELATE  TO THE  SUBJECT  MATER OF THIS  AGREEMENT,  INCLUDING  WITHOUT
          LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL
          OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES
          THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO
          A BUSINESS  RELATIONSHIP,  THAT EACH PARTY HAS ALREADY  RELIED ON THIS
          WAIVER IN  ENTERING  INTO THIS  AGREEMENT  AND THAT  EACH  PARTY  WILL
          CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH
          PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER
          WITH ITS  LEGAL  COUNSEL,  AND  THAT  SUCH  PARTY  HAS  KNOWINGLY  AND
          VOLUNTARILY   WAIVES  ITS  RIGHTS  TO  A  JURY  TRIAL  FOLLOWING  SUCH
          CONSULTATION.    THIS   WAIVER   IS    IRREVOCABLE,    MEANING   THAT,
          NOTWITHSTANDING  ANYTHING  HEREIN  TO  THE  CONTRARY,  IT  MAY  NOT BE
          MODIFIED  EITHER ORALLY OR IN WRITING,  AND THIS WAIVER SHALL APPLY TO
          ANY SUBSEQUENT  AMENDMENTS,  RENEWALS AND SUPPLEMENTS OR MODIFICATIONS
          TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE
          FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (j)  This Agreement may be executed in any number of counterparts,  each of which when so executed  shall be deemed to be an original  and, all of which taken together shall  constitute one and the same Agreement.  In the event that any  signature is delivered by facsimile  transmission, such  signature  shall create a valid binding  obligation of the party executing  (or on whose behalf such  signature  is executed)  the same with the same force and effect as if such facsimile signature were the original thereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed on the day and year first above written.

                                       IDIAL NETWORKS, INC.

                                       By:__________________________________
                                          Mark T. Wood
                                          Chief Executive Officer

                                       AJW PARTNERS, LLC
                                       By: SMS Group, LLC

                                       By:____________________________________
                                          Corey S. Ribotsky
                                          Manager

                                       AJW OFFSHORE, LTD.
                                       By:  First Street Manager II, LLC

                                       By:__________________________________
                                          Corey S. Ribotsky
                                          Manager

                                       AJW QUALIFIED PARTNERS, LLC
                                       By:  AJW Manager, LLC

                                       By:____________________________________
                                          Corey S. Ribotsky
                                          Manager

                                  SCHEDULE A
                                  ----------

Principal Place of Business of the Company:
-------------------------------------------

10800 E. Bethany Dr. Suite 380, Denver, CO 80014

Locations Where Intellectual Property is Located or Stored:
-----------------------------------------------------------

10800 E. Bethany Dr. Suite 380, Denver, CO 80014

List of Subsidiaries of the Company:
------------------------------------

o     IDNW Carrier Services, Inc. - Delaware Corp.

o     IDNW, Inc. - Delaware Corp.

o     Global Dollar, Inc. - Delaware Corp.

o     Dibz, Inc. - Delaware, Corp.

o     2Sendit, Inc. - Colorado Corp.

o     Adelant Telecom, Inc. - Nevada Corp.

                                  SCHEDULE B
                                  ----------

A.    Licenses, Patents and Patent Licenses
      -------------------------------------

Registration or
      Patent            Application or Registration No.     Country
      ------            -------------------------------     -------
                                                      Filing Date
                                                      -----------

      None.

B.    Trademarks and Trademark Licenses
      ---------------------------------

Registration or
      Trademark         Application or Registration No.     Country
      ---------         -------------------------------     -------
                                                      Filing Date
                                                      -----------

      Dibz, Inc         76-414755                     USA         11/09/2002

C.    Copyrights and Copyright Licenses
      ---------------------------------

Registration or
      Name              Application or Registration No.     Country
      ----              -------------------------------     -------
                                                      Filing Date
                                                      -----------

      None.

D.    Trade Secrets and Trade Secret Licenses
      ---------------------------------------

Registration or
      Name              Application or Registration No.     Country
      ----              -------------------------------     -------
                                                      Filing Date
                                                      -----------

      None.

                                  SCHEDULE C
                                  ----------
Jurisdictions:
-------------

Colorado